UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2010

Landry's Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15531	76-0405386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1510 West Loop South, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-850-1010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2010, Landry’s Restaurants, Inc., a Delaware corporation ("Landry’s" or the "Company") announced that it intended to offer up to an additional $87 million aggregate principal amount of 11 5/8% senior secured notes due 2015 (the "Additional Notes") in a private placement not registered under the Securities Act of 1933.

On December 14, 2010, the Company entered into a Purchase Agreement (the "Purchase Agreement") with Jefferies & Company, Inc., as sole book-running manager and Deutsche Bank Securities, Inc., as Co-Manager relating to the offer and sale by the Company of $87 million aggregate principal amount of Additional Notes. The Company will receive net proceeds from the sale of Additional Notes of $90.7 million. The Additional Notes will have the same terms and will be part of the same series as the $406.5 million aggregate principal amount of 11 5/8 senior secured notes which were issued in a private placement which closed on November, 2009, and which were increased by $46.9 in a private placement which closed on April 28, 2010. The closing of the sale of the Additional Notes is expected to occur on December 20, 2010.

The Additional Notes are being offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and outside the United States pursuant to Regulation S under the Securities Act.

The Company plans to use a portion of the net proceeds of the Additional Notes to finance the acquisition of Bubba Gump Shrimp Co. Restaurants, Inc. ("Bubba Gump"). The remaining net proceeds, or all of the net proceeds in the event that the acquisition of Bubba Gump is not consummated, will be used to repay related fees and for general corporate purposes.

Concurrently with the closing of the offering, the Company and certain of the Company’s subsidiaries expect to enter into a Third Amended and Restated Credit Agreement (the "Amendment"). The Amendment allows for the Company to borrow $287.0 million in an aggregate principal amount, on a senior secured basis, which will be comprised of (a) a 4-year $100.0 million senior secured revolving credit facility, and (b) a 4-year $187.0 million senior secured term loan facility, plus provides for an accordion feature which will allow for up to a $50.0 million increase in the term loan based on compliance with certain covenants.

The Additional Notes will not be registered under the Federal Securities Act of 1933, and may not be offered or sold in the United States absent an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The summary of the foregoing transaction is qualified in its entirety by reference to the Purchase Agreement, which will be filed as an exhibit to the Company's Annual Report on Form 10-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 14, 2010, the Company also entered into an amendment to its $235.6 million Second Amended and Restated Credit Agreement to allow for the issuance of the Additional Notes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description
99.1 Press Release dated December 14, 2010.

99.2 Press Release dated December 14, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landry's Restaurants, Inc.

December 17, 2010	By:	Steven L. Scheinthal

Name: Steven L. Scheinthal
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 14, 2010.
99.2	Press Release dated December 14, 2010.